As filed with the Securities and Exchange Commission on July 11, 2002.

File No. 33-97020

File No. 811-3170

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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

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FORM N-2

Registration Statement Under the Investment Company Act of 1940

Amendment No. 37

THE MEXICO FUND, INC.

(Exact Name of Registrant as Specified in Charter)

1775 Eye Street, N.W.

Washington, DC 20006

Registrant's telephone number, including Area Code (202) 261-7941

Sander M. Bieber, Esquire

Dechert

1775 Eye Street, N.W.

Washington, D.C. 20006

(Name and Address of Agent for Service)

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box..... ☐

It is proposed that this filing will become effective (check appropriate box):

☐  when declared effective pursuant to Section 8(c)

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.

☑  immediately upon filing pursuant to paragraph (b)

This amendment consists of the following:

(1)	Facing Sheet of the Registration Statement
(2)	Part C of the Registration Statement (including signature page) and
(3)	Exhibits to the Registration Statement

The Prospectus and the Statement of Additional Information are incorporated by reference from Post-Effective Amendment No. 32 to this Registration Statement (File No. 811-3170) filed on October 12, 1995.

The Financial Statements are incorporated by reference from the Registrant's Annual Report (File No. 811-03170) filed on December 26, 2001.

This amendment is being filed solely to file Exhibit Nos. (b)(3) and (n)(3) to this Registration Statement relating to the Registrant's By-Laws and Power of Attorney.

PART C

OTHER INFORMATION

Registrant's Amended and Restated By-Laws, as adopted April 22, 2002 by Registrant's Board of Directors, are filed herewith as Exhibit (b)(3).

Power of Attorney filed herewith as Exhibit (n)(3).

EXHIBIT INDEX
Exhibit No.	Description
(b) (3)	By-Laws, as Amended and Restated as adopted April 22, 2002.
(n) (3)	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 37 to its Registration Statement under the Investment Company Act of 1940 to be signed on its behalf by the undersigned thereunto, duly authorized, in the District of Columbia, on the 11th day of July, 2002.

THE MEXICO FUND, INC. * José Luis Gómez Pimienta President*
By: /s/ Dilia M. Caballero Dilia M. Caballero As Attorney-in-Fact
* Pursuant to Power of Attorney filed herewith as exhibit (n)(3).
	TITLE	DATE
* José Luis Gómez Pimienta	President, Director and Principal Executive Officer	July 11, 2002
* Carlos H. Woodworth	Treasurer and Principal Financial and Accounting Officer	July 11, 2002
* Juan Gallardo T.	Director	July 11, 2002
* Philip Caldwell	Director	July 11, 2002
* Claudio Z. González	Director	July 11, 2002
* Robert L. Knauss	Director	July 11, 2002
* Emilio Carrillo Gamboa	Director	July 11, 2002
* Jaime Serra Puche	Director	July 11, 2002